UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

211 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 609-524-4500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

NRG Energy, Inc. held its Annual Meeting of Stockholders on April 26, 2011.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of Class I Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lawrence S. Coben	190,595,872	3,067,246	3,034,107	11,063,642
Paul W. Hobby	190,821,256	2,841,855	3,034,114	11,063,642
Gerald Luterman	190,693,150	2,970,114	3,033,962	11,063,642
Herbert H. Tate	190,813,654	2,847,843	3,035,728	11,063,642
Walter R. Young	190,947,484	2,715,982	3,033,759	11,063,642

With respect to the foregoing Proposal 1, all of the directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
204,453,218	249,713	3,057,937	Not Applicable

The foregoing Proposal 2 was ratified.

(c) Proposal 3 — Advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,137,233	74,042,486	6,517,507	11,063,642

The foregoing Proposal 3 was approved.

(d) Proposal 4 — Advisory vote on the frequency of the advisory vote on executive compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
168,770,679	2,699,081	21,612,992	3,614,474	11,063,642

With respect to the foregoing Proposal 4, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting.  Based on these results, the Company’s Board of Directors currently intends to hold an advisory vote on executive compensation every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

May 2, 2011	By:	/s/ Michael R. Bramnick
Name: Michael R. Bramnick
Title: Executive Vice President & General Counsel